Exhibit 99.1

CervoMed Announces Selection of Formulation and Dosing Regimen for Planned Phase 3 Trial in Patients with Dementia with Lewy Bodies

Bioavailability data recently obtained from Phase 1 study with a stable crystal form of neflamapimod manufactured using a new, controlled manufacturing process

Pharmacokinetic profile of the new, stable crystal form of neflamapimod largely overlaps with the therapeutically active drug product used in Phase 2b trial extension

To ensure that plasma drug concentrations associated with therapeutic activity are achieved, dosing regimen in the planned Phase 3 trial in dementia with Lewy bodies will be 50mg TID of the stable, crystal form of neflamapimod

BOSTON, March 4, 2026 — CervoMed Inc. (CervoMed or the Company) (NASDAQ: CRVO), a clinical-stage biotechnology company developing treatments for age-related brain disorders, today announced that it has successfully completed a Phase 1 healthy volunteer study designed to evaluate the pharmacokinetics (PK) of drug product (DP) containing only a new, stable crystal form of neflamapimod and related updates regarding its planned Phase 3 trial in dementia with Lewy bodies (DLB).

Following its evaluation of the study’s results, the Company has selected 50mg of the stable crystal form of neflamapimod three times per day (TID) as the dose and dosing regimen for its planned Phase 3 study in patients with DLB. While the PK profiles of 40mg of DP Batch B and 40mg of the stable crystal form of neflamapimod are largely overlapping, the dose will be increased to 50mg in the Company’s planned Phase 3 trial to ensure that the dosing regimen achieves the plasma drug concentrations observed with the neflamapimod drug product batch that demonstrated significant clinical and biomarker activity in the extension phase of the Phase 2b RewinD-LB trial (DP Batch B).

“The selection of the dosage strength for our planned Phase 3 trial reflects more than a year of focused work by our Chemistry, Manufacturing and Controls team to understand and address the cross-batch variability and underperformance observed with the ineffective drug product batch (DP Batch A) in the RewinD-LB Phase 2b trial,” said John Alam, MD, Chief Executive Officer of CervoMed. “By aligning plasma drug concentrations with those achieved from the clinically active DP Batch B capsules and incorporating a stable crystal form of neflamapimod that mitigates prior manufacturing challenges, we believe we are well positioned to replicate the positive clinical outcomes observed in the RewinD-LB trial in our planned Phase 3 trial.”

"The process historically used to manufacture neflamapimod produced drug substance containing multiple solid-state forms, also called polymorphs,” said Marco Verwijs, PhD, Executive Vice President of Technical Operations at CervoMed. “With prolonged storage, the less-stable, higher-solubility polymorphs converted into a more stable but lower-solubility form, resulting in decreased bioavailability when administered to patients."

Dr. Verwijs continued, "To address this, we have developed and implemented a controlled manufacturing process that only produces the stable crystal form of neflamapimod. While the pharmacokinetic profile of this formulation is largely comparable to the clinically active DP Batch B used in the extension phase of the RewinD-LB trial, we plan to increase the dose to account for its solubility profile and to target the plasma drug concentrations seen with DP Batch B. As a result, we intend to move forward with a 50mg TID dosing regimen of neflamapimod in our planned Phase 3 trial.”

Additional information regarding these results and comparative pharmacokinetic data are being made available in the Company’s corporate presentation on the “Events and Presentations” page of CervoMed’s website at www.cervomed.com.

About Neflamapimod
Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood–brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of DLB, recovery after ischemic stroke, and primary progressive aphasia.

In non-clinical studies, neflamapimod restored synaptic function within the basal forebrain cholinergic system, the brain region most affected in DLB. Across Phase 1 and 2 clinical trials involving more than 800 participants, the drug has been generally well tolerated and demonstrated consistent signals of efficacy. In the 91-patient Phase 2a AscenD-LB trial, neflamapimod significantly improved dementia severity and functional mobility in patients with DLB. Results from the 159-patient Phase 2b RewinD-LB trial, a 16-week randomized, double-blind, placebo-controlled trial followed by a 32-week open-label extension, further supported neflamapimod’s potential to deliver meaningful clinical benefit, improving both cognitive and functional outcomes and showing a positive effect on a key blood biomarker of neurodegeneration during the extension phase. Across both studies, the greatest benefits were observed in patients without Alzheimer’s disease (AD) co-pathology. Collectively, these findings underscore the therapeutic promise and scientific validity of neflamapimod as a potential treatment for DLB and other degenerative brain disorders.

About CervoMed
CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without AD co-pathology. The Company plans to initiate a global, pivotal Phase 3 trial in patients with DLB, enriched for those without AD co-pathology, in the second half of 2026, subject to available funding.

Forward-Looking Statements
This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the plasma drug concentrations that will be achieved with neflamapimod treatment in any of the Company’s future clinical trials, including treatment with the stable, crystal form of neflamapimod; that the stable, crystal form of neflamapimod will have any particular pharmacokinetic profile or achieve any specific plasma drug concentrations, including whether such profile or concentrations will replicate those observed in any prior clinical trial or nonclinical study; the therapeutic potential of neflamapimod in DLB or any other indication, including the degree of sustainability of any therapeutic effects; the anticipated timing and achievement of clinical and development milestones, including the Company’s initiation of the Company’s planned Phase 3 trial in DLB patients without AD co-pathology and the announcement of any data therefrom; any other expected or implied benefits or results, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients; and the Company’s need to acquire sufficient funding, including funding for its planned Phase 3 trial. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources, the availability of additional funds on acceptable terms, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials, including RewinD-LB; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (SEC) on March 17, 2025, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts:

Media:

Lisa Guiterman
Biongage Communications

lisa.guiterman@gmail.com

202-330-3431

Investor Relations:

Argot Partners
cervomed@argotpartners.com
212-600-1902